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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report:  January 1, 1994


                         LAURENTIAN CAPITAL CORPORATION

                          Commission File No.:  0-8403

Incorporated in the                           I.R.S. Employer Identification No.
State of Delaware                             59-1611314

                             640 Lee Road Suite 303
                            Wayne, Pennsylvania 19087


                          Registrant's Telephone Number
                        Including Area Code: 215/889-7400


                            Exhibit Index at page 4.


                                   Page 1 of 9


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Item 1.   CHANGES IN CONTROL OF REGISTRANT.


     (a) To the best of knowledge of management of Laurentian Capital Corporation (the "Company"), a change of control of the Company occurred on January 1, 1994. Such change of control is described in a statement on Schedule 13D filed on January 11, 1994 (the "Schedule 13D") on behalf of La Confederation des caisses populaires et d'economie Desjardins du Quebec, a cooperative association constituted under the laws of the Province of Quebec, Canada (the "Confederation"), and its subsidiaries, La societe financiere des caisses Desjardins inc. ("SFCD") and La societe financiere Desjardins Laurentienne inc. ("SFDL") (together, the "Acquiring Persons"). The Schedule 13D reported certain information with respect to the completion of the transaction previously described in the Form 8-K Current Report of the Company dated October 20, 1993 and further described in the press release issued by SFDL on December 23, 1993 (the "Press Release"), a copy of which is attached hereto as Exhibit A and incorporated by reference herein. In the Press Release, SFDL announced that SFDL's public exchange offer had been completed and that closing of the transactions described therein would occur on January 1, 1994. As described in the Schedule 13D, as a result of the transactions described in the Press Release, Laurentian Group Corporation ("Laurentian Group") became a wholly-owned subsidiary of SFDL on such date.

     As reported in the Schedule 13D, as a result of the described transactions the Confederation, by virtue of its control of SFCD; SFCD, by virtue of its ownership of approximately 80.8% of the voting securities of SFDL; and SFDL, by virtue of its acquisition

                                   Page 2 of 9

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of 98.7% of the voting stock of Laurentian Group, has acquired control of
Laurentian Group. Prior to the acquisition of control of Laurentian Group by the Acquiring Persons, Laurentian Group was controlled by The Laurentian Mutual Management Corporation, a Quebec mutual management corporation, through its ownership of 100% of the common shares of The Laurentian Life and Health Corporation, a Quebec capital stock insurance company.

     Beneficial ownership of the Company's voting securities by The Imperial Life Assurance Company of Canada ("Imperial"), which beneficially owns approximately 72% of the voting securities of the Company, and Laurentian Financial, Inc. ("Laurentian Financial"), a wholly-subsidiary of Laurentian Group, which owns approximately 9.8% of the voting securities of the Company and of which Imperial is a wholly-owned subsidiary, remains unchanged.

     Information with respect to the amount and source of the consideration used by the Acquiring Persons, and additional information with respect to the transactions described herein, is contained in Item 3 of the Schedule 13D, the text of which is appended hereto as Exhibit B. A letter agreement between SFCD and SFDL with respect to financing is appended as Exhibit C to the Schedule 13D.

     (b) To the best of knowledge of the Company, there are no arrangements, including any pledges by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.
                                   Page 3 of 9

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Items 6.  EXHIBITS.

     Exhibit A      Press Release by La Societe Financiere Desjardin
                    Laurentienne inc.

     Exhibit B      Text of Item 3 of Schedule 13D filed January 11, 1994 by La
                    Confederation des caisses populaires et d'economie
                    Desjardins du Quebec and affiliates


                                   Page 4 of 9


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on behalf of the undersigned hereto duly authorized.

                                   LAURENTIAN CAPITAL CORPORATION



                                     /s/  Bernhard M. Koch
                                   ---------------------------------------------
                                        Bernhard M. Koch
                                        Secretary

January 15, 1994

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                                  EXHIBIT INDEX

                                                                           PAGE
                                                                          NUMBER

Exhibit A      Press Release by La Societe Financiere Desjardin               7
               Laurentienne inc.

Exhibit B      Text of Item 3 of Schedule 13D filed January 11, 1994          8
               by La Confederation des caisses populaires et d'economie
               Desjardins du Quebec and affiliates

                                   Page 6 of 9


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              LA SOCIETE FINANCIERE DESJARDINS LAURENTIENNE INC.'S

                         OFFER TO PURCHASE ALL SHARES OF

                    LA CORPORATION DU GROUPE LA LAURENTIENNE

                               IS A MAJOR SUCCESS



MONTREAL, THURSDAY, DECEMBER 23, 1993 - La societe financiere Desjardins Laurentienne inc. ("SFDL"), a subsidiary of La societe financiere des caisses Desjardins inc., announced today that 20,750,435 Class A shares (multiple voting rights ) and approximately 33,627,471 Class B shares carrying La Corporation du Groupe La Laurentienne ("CGLL") voting right, have been deposited as part of the SFDL's public exchange offer, or 100% of the Class A shares (multiple voting rights) and 98.7% of the Class B shares carrying CGLL voting right. The offer expired December 22, 1993 at 11:59 p.m. Montreal time.

The SFDL will take delivery of all the shares deposited following the offer and will pay the purchase price of them on January 1, 1994. In addition, the SFDL will exercise its right under terms of Article 51 of the QUEBEC COMPANIES ACT to buy Class B shares carrying CGLL voting right from shareholders who did not deposit their shares as part of the offer.

Following the close of the offer, the SFDL plans to review its corporate structure and operations, with a view in particular to pooling the assets of CGLL and those of La societe financiere des caisses Desjardins inc. that will be transferred to it immediately before the close of the offer.

Following the grouping, the SFDL will be a diversified financial institution in a leadership position in the Canadian financial community, with operations in the life insurance sector (Assurance-vie Desjardins, L'imperiale, La Laurentienne Vie); in property insurance (Assurances generales Desjardins); in banks (Laurentian Bank of Canada); in financial and trust services (Desjardins Trustco); and in securities (Valeurs mobilieres Desjardins).

SFDL's pro forma consolidated assets at June 30, 1993, were more than $21 billion, with revenues of more than $2 billion and net income of more than $17 million.

The SFDL's Class A subordinate shares and Class A preferred shares will be listed on the Montreal and Toronto stock exchanges.


Source:        Carole Foster
               Director, Communications
               Tel.: (514) 286-3282

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                                    EXHIBIT B                        Page 1 of 2


     Item 3.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION


     On November 5, 1993 the Confederation, through its subsidiary SFDL, submitted to the shareholders of Laurentian Group a share exchange tender offer for all the issued and outstanding Class A and Class B Subordinate Voting Shares of Laurentian Group, which, through its subsidiaries Laurentian Financial and Imperial, then held and continues to hold 81.8% of the outstanding Common Stock of the Company. As of October 28, 1993, 20,750,435 Class A Shares, 33,337,123 Class B Subordinate Voting Shares and 145,510 Series 1 Non-Voting Preferred Shares of Laurentian Group were issued and outstanding.

     In exchange for shares held, the holders of voting shares of Laurentian Group were offered their choice of:

     A. $CDN 6.22 in cash for each 50% portion of each share deposited and a combination of 0.0996 Class A Preferred Share of SFDL having a par value of $CDN 25.00 and 0.1794 Class A Subordinate Voting Share of SFDL for the other 50% portion of each share deposited; or

     B. An unsecured promissory note having a par value of $CDN 6.22 issued by SFDL for each 50% portion of each share deposited and a combination of
          0.0996 Class A Preferred Share of SFDL having a par value of $CDN
          25.00 and 0.1794 Class B Share (multiple voting rights) of SFDL for the other 50% portion of each share deposited; or

     C. $CDN 0.68 in cash, 0.234 Class A Preferred Share of SFDL having a par value of $CDN 25.00 and 0.28406 Class B Share (multiple voting rights) of SFDL for each share deposited; or

     D. $CDN 0.56 in cash, 0.0972 Class A Preferred Share of SFDL having a par value of $CDN 25.00 and 0.045449 Class B Share (multiple voting rights) of SFDL for each share deposited.

     The offer expired on December 22, 1993 at which time 20,750,435 or 100% of the Class A Shares and approximately 33,627,471 or 98.7% of the Class B Subordinate Voting Shares had been deposited. SFDL took delivery of all the shares deposited and delivered the purchase price for them on January 1, 1994. In addition, SFDL will exercise its right under the terms of Article 51 of the Quebec Companies Act to purchase the Class B Subordinate Voting Shares not tendered.

                                   Page 8 of 9

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                                    EXHIBIT B                        Page 2 of 2


     The aggregate cash consideration paid for the shares of Laurentian Group was borrowed by SFCD from La Caisse centrale Desjardins du Quebec, a related entity of the Confederation, and contributed to SFDL in exchange for shares of SFDL. In addition to an aggregate cash payment of $CDN 66,959,740.93, unsecured promissory notes in an aggregate principal amount of $CDN 160,094,863.28, 6,838,034 Class A Preferred Shares, 1,614,456 Class A Subordinate Voting Shares and 11,711,874 Class B Shares were issued by SFDL in exchange for the shares of Laurentian Group tendered at December 22, 1993. The total aggregate consideration to be paid for the shares of the Laurentian Group as a result of the shares tendered at December 22, 1993 and assuming that SFDL exercises its right under the terms of Article 51 of the Quebec Companies Act to purchase the Class B Subordinate Voting Shares not tendered would be an aggregate cash payment of $CDN 68,294,117.53 and issuance of unsecured promissory notes in an aggregate principal amount of $CDN 160,094,863.28, 6,881,942 Class A Preferred Shares, 1,693,545 Class A Subordinate Voting Shares and 11,711,874 Class B Shares.

     As a result of the foregoing transaction and assuming that SFDL exercises its right to purchase the shares of Laurentian Group not tendered, approximately 19.2% of the voting securities of SFDL will be held by the former shareholders of Laurentian Group.

                                   Page 9 of 9